OLD MUTUAL FUNDS II CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Other Fund Service Providers— Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is included in Post-Effective Amendment No. 108 to the Old Mutual Funds II Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 106 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
May 28, 2010